HORIZON ENERGY DEVELOPMENT, INC.
                       BALANCE SHEET

                                                     At December 31, 1995
                                                     --------------------
ASSETS
Current Assets:
    Cash                                                     $   76,964
                                                             ----------
Total Current Assets                                             76,964
                                                             ----------

Property, Plant & Equipment                                      69,832
    Less:  Reserve for DDA                                            0
                                                             ----------
                                                                 69,832
                                                             ----------
Other Assets:
    Deferred Charges                                          2,098,327
                                                             ----------
Total Other Assets                                            2,098,327
                                                             ----------

Total Assets                                                 $2,245,123
                                                             ==========

LIABILITIES AND STOCKHOLDERS EQUITY
 Capital Stock $1 Par:
    Shares Authorized, Issued and Outstanding:  1,250        $    1,250
    Paid-In-Capital                                           2,498,750
Retained Earnings                                            (1,218,965)
                                                             ----------
Total Stockholders Equity                                     1,281,035
                                                             ----------

Current and Accrued Liabilities:
    Accounts Payable                                            791,454
    Accounts Payable - Intercompany                             816,355
    Other Accrued Liabilities                                     5,730
                                                             ----------
Total Current and Accrued Liabilities                         1,613,539
                                                             ----------

Deferred Credits:
    Accumulated Deferred Income Taxes                          (656,366)
    Other Deferred Credits                                        6,915
                                                             ----------
Total Deferred Credits                                         (649,451)
                                                             ----------

Total Liabilities and Stockholders Equity                    $2,245,123
                                                             ==========